Exhibit 16.1





DAVID E COFFEY              3651 Lindell Road, Suite H, Las Vegas Nevada 89103
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Certified Public Accountant                 (702) 871-3979



January 3, 2001

United States
Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have reviewed Item 4 (Changes in Registrant's Certifying Accountant) of Form 8-K for Flexxtech Corporation dated November 29, 2000 and are in agreement with the statements presented therein.


Sincerely,

/s/ David E. Coffey C.P.A.

David E. Coffey, C.P.A.

Las Vegas, Nevada